As filed with the Securities and Exchange Commission April 28, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

FRESH DEL MONTE PRODUCE INC.

(Exact name of registrant as specified in its charter)

CAYMAN ISLANDS

(State or other jurisdiction of incorporation or organization)

N/A

(I.R.S. Employer Identification No.)

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address, including zip code,

of registrant's U.S. executive offices)

FRESH DEL MONTE PRODUCE INC.

1999 SHARE INCENTIVE PLAN, AS AMENDED

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue, 13th Floor New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Legal Department Del Monte Fresh Produce Company 241 Sevilla Avenue Coral Gables, Florida 33134

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Ordinary Shares $0.01 par value per share	2,000,000 shares	$29.32	$58,640,000	$ 6,902

(1)

Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended (the "Plan"), as the result of a share split, share dividend or similar adjustment of the outstanding Ordinary Shares of Fresh Del Monte Produce Inc. (the "Registrant").

(2)

Estimated solely for purposes of calculation of the registration fee with respect to the shares being registered hereby pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices on April 22 , 2005 of an Ordinary Share of the Registrant as reported on the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The documents contained in paragraphs (a) through (c) below are hereby incorporated by reference into this registration statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that all securities offered hereunder have been either sold or deregistered, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of any such documents.

(a)	The Registrant's most recent Annual Report on Form 20-F/A, filed with the Securities and Exchange Commission ("SEC") on March 9, 2005.

(b)	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 20-F/A referred to in paragraph (a) above.

(c)

The description of the Ordinary Shares of the Registrant as contained under the caption "Description of Share Capital" in the prospectus dated October 23, 1997, included in the Registration Statement on Form F-1 (No. 333-7708), filed by the Registrant under the Securities Act with the SEC on October 3, 1997, as amended by Amendment No. 1 and Amendment No. 2 thereto, filed by the Registrant under the Securities Act with the SEC on October 16, 1997, and October 22, 1997, respectively, and incorporated by reference to the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act with the SEC on October 15, 1997.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

N/A

Item 5. Interests of Named Experts and Counsel.

N/A

Item 6. Indemnification of Directors and Officers.

The Companies Law (2004 Revision) of the Cayman Islands does not set out any specific restrictions on the ability of a company to indemnify officers and directors. However, there is Cayman Islands case law which would indicate that indemnification may be permissible for the directors and officers own negligence and breach of duty but not where there is evidence of dishonesty, fraud or willful default by a director or officer of the company.

Article 112 (the "Regulation") of the Registrant's Amended and Restated Articles of Association provides substantially as follows:

(a)

Every Director (including, for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), and any former Director or officer (solely with respect to such former Director's or officer's term as such) and every Managing Director, Secretary, Assistant Secretary, or other officer or agent, for the time being and from time to time of the Company and the personal representatives of the same and any individuals who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner or trustee of (i) another corporation, partnership, joint venture or other entity which is a subsidiary of the Company, or (ii) a trust or employee benefit plan associated with the business of the Company or a subsidiary of the Company shall be indemnified and secured harmless out of the assets and funds of the Company from and against any claim or liability and all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions (including any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former Director or officer of the Company), including without prejudice to the generality of the foregoing, any costs, expenses, losses, or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court, whether in the Cayman Islands or elsewhere. The Company shall further have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to any employee or agent of the Company.

(b)

No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

(c)

Neither the amendment nor repeal of this Regulation, nor the adoption or amendment of any other provision of the Memorandum and Articles of Association of the Company inconsistent with this Regulation, shall apply to affect in any respect the applicability of this Regulation with respect to any act, or circumstance or condition, or failure to act, which occurred prior to such amendment, repeal or adoption.

The Registrant also carries liability insurance covering officers and directors.

Pursuant to the Plan the Registrant has agreed to indemnify the directors and officers of the Registrant for action of such directors and officers relating to the Plan, in certain circumstances.

Item 7. Exemption from Registration Claimed.

N/A

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

4.1	Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended
4.2	Amendment No. 2 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended
4.3	Amendment No. 3 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended
4.4	Amendment No. 4 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended
4.5	Amendment No. 5 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended
4.6	Amended and Restated Memorandum of Association of the Registrant (filed as Exhibit 3.6 to Registrant's Registration Statement on Form F-1 (No. 333-7708) and incorporated herein by reference)

4.7	Amended and Restated Articles of Association of the Registrant (filed as Exhibit 3.7 to Registrant's Registration Statement on Form F-1 (No. 333-7708) and incorporated herein by reference)
5.1	Opinion of Walkers, Attorneys-at-Law, Cayman Islands counsel to the Registrant, as to the legality of the shares being registered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Walkers, Attorneys-at-Law, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or for the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

	(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant, FRESH DEL MONTE PRODUCE INC., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida, on the 27th day of April, 2005.

FRESH DEL MONTE PRODUCE INC.

By:	s/ Mohammad Abu-Ghazaleh Mohammad Abu-Ghazaleh Chairman of the Board, Director and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Fresh Del Monte Produce Inc., hereby severally and individually constitute and appoint Mohammad Abu-Ghazaleh and Hani El-Naffy and each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, with the SEC, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on the 27th day of April, 2005.

Name	Title

/s/ Mohammad Abu-Ghazaleh	Chairman of the Board,
Mohammad Abu-Ghazaleh	Director and Chief Executive Officer
(principal executive officer)

/s/ Hani El-Naffy	President, Director and Chief Operating Officer
Hani El-Naffy

/s/ John F. Inserra	Executive Vice President and Chief Financial
John F. Inserra	Officer (principal financial officer and principal
accounting officer)

/s/ Amir Abu-Ghazaleh	Director
Amir Abu-Ghazaleh

Name	Title

/s/ Maher Abu-Ghazaleh	Director
Maher Abu-Ghazaleh

/s/ Salvatore H. Alfiero	Director
Salvatore H. Alfiero

/s/ Edward L. Boykin	Director
Edward L. Boykin

/s/ John H. Dalton	Director
John H. Dalton

/s/ Kathryn E. Falberge	Director
Kathryn E. Falberge

/s/ Donald J. Puglisi	Authorized Representative in the United States
Donald J. Puglisi

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing	Sequentially Numbered Page Location
4.1	Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended	Filed herewith
4.2	Amendment No. 2 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended	Filed herewith
4.3	Amendment No. 3 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended	Filed herewith
4.4	Amendment No. 4 to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended	Filed herewith
4.5	Amendment No. 5 to the Fresh Del Monte Produce Inc. 1999 Incentive Plan, as amended	Filed herewith
4.6	Amended and Restated Memorandum of Association of the Registrant	Filed as Exhibit 3.6 to Registrant's Registration Statement on Form F-1 (No. 333-7708) and incorporated herein by reference
4.7	Amended and Restated Articles of Association of the Registrant	Filed as Exhibit 3.7 to Registrant's Registration Statement on Form F-1 (No. 333-7708) and incorporated herein by reference
5.1	Opinion of Walkers, Attorneys-at-Law, Cayman Islands counsel to the Registrant, as to the legality of the shares being registered	Filed herewith
23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith
23.2	Consent of Walkers, Attorneys-at-Law, Cayman Islands counsel to the Registrant (included in Exhibit 5.1)	Filed herewith
24.1	Power of Attorney (included on signature page)	Filed herewith